Exhibit 99.1

Foghorn Therapeutics Provides Update on FHD-909 and Strategic Priorities

–Foghorn and Lilly will not advance FHD-909; The Collaboration also will not advance the Selective SMARCA2 degrader program

–Company to focus resources on wholly owned pipeline, including a Selective EP300 degrader, a novel, oral immunology and inflammation program, a Selective CBP degrader and induced proximity platform

–Pipeline prioritization and organizational changes expected to extend cash runway into the second half of 2029, including an approximately 40% workforce reduction

WATERTOWN, Mass. -- (GLOBE NEWSWIRE) – October 1, 2026 – Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a biotechnology company pioneering a new class of medicines that treat serious diseases, today announced that, following a review of clinical data from the Phase 1 dose escalation trial of FHD-909 (LY4050784), Foghorn and Lilly have decided not to advance the program into the clinical development expansion phase. The Collaboration also will not be advancing the Selective SMARCA2 degrader program, and the companies do not anticipate further collaboration activities. As a result, Foghorn is prioritizing resources toward its proprietary portfolio programs with the greatest potential to address significant patient needs and create long-term value.

“While we are disappointed with the clinical results, we and Lilly developed a drug in FHD-909 that selectively hits the SMARCA2 target with a favorable safety profile at exposures that exceeded our preclinical targets. Unfortunately, the biology of the SMARCA2/4 synthetic lethality relationship has not translated into the level of efficacy required to further advance the program,” said Adrian Gottschalk, President and Chief Executive Officer of Foghorn Therapeutics. “We built Foghorn based on a demonstrated capability in designing drugs for challenging molecular targets, and we have leveraged this capability to build a proprietary pipeline. Today, we are committed to focusing our financial and developmental resources to advance these programs toward the clinic.”

“Foghorn is reducing its workforce by approximately 40% and further aligning its operating structure resulting in cash to fund Foghorn’s priority programs into the second half of 2029. These proprietary programs include our EP300 degrader program, our novel, oral immunology and inflammation program, our CBP degrader program, and our induced proximity platform. Mr. Gottschalk continued, “I would like to thank our partner Lilly for their support, as well as the patients, caregivers, investigators, study site staff, and all others who participated in and contributed to the FHD-909 clinical trial.”

About FHD-909
FHD-909 (LY4050784) is a potent, first-in-class, allosteric, and orally available small molecule that selectively inhibits the ATPase activity of SMARCA2 (BRM) over its closely related paralog SMARCA4 (BRG1), two proteins that are the catalytic engines across all forms of the BAF complex, one of the key regulators of the chromatin regulatory system.

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying, and validating potential drug targets within the chromatin regulatory system. The Company is developing product candidates in oncology and in immunology & inflammation. Visit our website at www.foghorntx.com for more information on the Company, and follow us on X and LinkedIn.

Forward-Looking Statements This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the Company’s preclinical programs, including its selective CBP and selective EP300 degrader programs, selective ARID1B degrader program, its induced proximity efforts, its novel oral small molecule in immunology and inflammation, and other preclinical product candidates, expected cash runway, expected timing of regulatory filings, and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contact:
Karin Hellsvik, Foghorn Therapeutics Inc.
khellsvik@foghorntx.com